Exhibit 99.1

CONTACT:	Lindsey Crabbe
(214) 874-2339
FOR IMMEDIATE RELEASE

CAPSTEAD MORTGAGE CORPORATION
ANNOUNCES THIRD QUARTER 2016 RESULTS

DALLAS – October 26, 2016 – Capstead Mortgage Corporation (NYSE: CMO) (“Capstead” or the “Company”) today announced financial results for the quarter ended September 30, 2016.

Third Quarter 2016 Highlights

•	Generated earnings of $16.4 million or $0.13 per diluted common share ($19.2 million or $0.16 per diluted common share excluding a separation of service charge)
•	Paid common dividend of $0.23 per common share
•
Book value decreased by $0.01 due to changes in unrealized gains and losses on the portfolio and related swaps and by $0.10 returned to stockholders in the form of dividend distributions in excess of earnings

•	Yields on residential mortgage investments decreased eight basis points to 1.46% while rates on related secured borrowings were unchanged at 0.84%
•	Total financing spreads decreased eight basis points to 0.56% while financing spreads on residential mortgage investments, a non-GAAP financial measure, decreased eight basis points to 0.62%
•	Agency-guaranteed ARM portfolio and leverage ended the quarter at $13.58 billion and 9.09 times long-term investment capital, respectively

Capstead reported net income of $16.4 million or $0.13 per diluted common share for the quarter ended September 30, 2016.  Core earnings per diluted common share, a non-GAAP financial measure that excludes the effect of a $2.7 million separation of service charge associated with the July resignation of the Company’s former chief executive officer, totaled $0.16 per diluted common share.  This compares to net income of $21.6 million or $0.19 per diluted common share for the quarter ended June 30, 2016.  The Company paid a third quarter 2016 dividend of $0.23 per common share on October 20, 2016.

Third Quarter Earnings and Related Discussion

Capstead is a self-managed real estate investment trust, or REIT, for federal income tax purposes. The Company earns income from investing in a leveraged portfolio of short-duration residential adjustable-rate mortgage pass-through securities, referred to as ARM securities, issued and guaranteed by government-sponsored enterprises, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae.  This strategy differentiates the Company from its mortgage REIT peers because the ARM loans underlying its investment portfolio reset to more current interest rates within a relatively short period of time.  As a result, the Company is positioned to benefit from future recoveries in financing spreads that typically contract during periods of rising interest rates and to experience smaller fluctuations in portfolio values compared to portfolios containing a significant amount of longer-duration ARM or fixed-rate mortgage securities.  Duration is a common measure of market price sensitivity to interest rate movements.  A shorter duration generally indicates less interest rate risk.

For the quarter ended September 30, 2016, Capstead reported net interest margins of $21.4 million compared to $24.4 million for the quarter ended June 30, 2016.  The decrease in net interest margins was primarily attributable to higher investment premium amortization caused by higher mortgage prepayments during the quarter.

Yields on Capstead’s $13.58 billion residential mortgage investments portfolio averaged 1.46% during the third quarter of 2016, compared to 1.54% reported for the second quarter of 2016.  Cash yields (yields on the portfolio before investment premium amortization) increased two basis points to average 2.52% during the third quarter, benefiting from mortgage loans underlying the portfolio resetting to higher rates based on higher prevailing six- and 12-month interest rate indices.  Yield adjustments for investment premium amortization increased ten basis points to average (1.06%) for the third quarter as a result of higher mortgage prepayment levels.  Mortgage prepayment rates for the third quarter averaged an annualized constant prepayment rate, or CPR, of 25.80% compared to 23.19% CPR reported for the second quarter.  The following table illustrates the progression of the Company’s portfolio of residential mortgage investments for the quarter and nine months ended September 30, 2016 (dollars in thousands):

	Quarter Ended September 30, 2016	Nine Months Ended September 30, 2016
Residential mortgage investments, beginning of period	$13,901,543	$14,154,737
Portfolio acquisitions (principal amount) at average lifetime purchased yields of 2.10% and 2.23%, respectively	779,620	2,243,808
Investment premiums on acquisitions*	27,462	76,011
Portfolio runoff (principal amount)	(1,071,071)	(2,807,339)
Investment premium amortization	(36,076)	(95,139)
(Decrease) Increase in net unrealized gains on securities classified as available-for-sale	(19,155)	10,245
Residential mortgage investments, end of period	$13,582,323	$13,582,323
Decrease in residential mortgage investments during the indicated periods	$(319,220)	$(572,414)

*
Residential mortgage investments typically are acquired at a premium to the securities’ unpaid principal balances.  Investment premiums are recognized in earnings as portfolio yield adjustments using the interest method over the estimated lives of the related investments.  As such, the level of mortgage prepayments impacts how quickly investment premiums are amortized.

Rates on Capstead’s $12.43 billion in secured borrowings, after adjusting for hedging activities, averaged 0.84% during the third quarter of 2016, unchanged from rates reported for the second quarter of 2016.  While unhedged borrowing rates were two basis points higher during the third quarter, hedging costs declined, benefiting from higher variable rate payments received under the Company’s pay-fixed, receive-variable interest rate swap agreements primarily as a result of increases in one-month London Interbank Offered Rate (“LIBOR”).  The Company uses two- and three-year term interest rate swap agreements, supplemented with longer-maturity secured borrowings when available at attractive rates and terms, to help mitigate exposure to rising short-term interest rates.  Excluding $800 million notional amount of swap agreements that expired October 1, 2016, at quarter-end the Company held $7.05 billion notional amount of portfolio financing-related swap agreements with contract expirations occurring at various dates through the third quarter of 2019 and a weighted average expiration of 14 months.

Operating costs expressed as an annualized percentage of long-term investment capital (excluding the effects of the July resignation of the Company’s former chief executive officer) averaged 0.73% during the third quarter of 2016.  For the nine months ended September 30, 2016, operating costs (excluding the effects of the third quarter separation charge and a first quarter adjustment associated with prior year incentive compensation accruals) averaged 0.91%. Capstead is a leader in terms of operating cost efficiency among its mortgage REIT peers.

Long-Term Investment Capital, Portfolio Leverage and Book Value per Common Share

Capstead’s long-term investment capital, which consists of common and perpetual preferred stockholders’ equity and $98 million of long-term unsecured borrowings, decreased by $11.0 million during the third quarter of 2016 to $1.37 billion, primarily as a result of dividend distributions in excess of earnings.  Portfolio leverage (secured borrowings divided by long-term investment capital) decreased to 9.09 to one at September 30, 2016 from 9.28 to one at June 30, 2016 primarily as a result of a modest decline in portfolio balances.  The following table illustrates the progression of the Company’s book value per common share (total stockholders’ equity, less preferred share liquidation preferences, divided by shares of common stock outstanding) as well as changes in book value expressed as percentages of beginning book value for the quarter and nine months ended September 30, 2016:

	Quarter Ended September 30, 2016		Nine Months Ended September 30, 2016
Book value per common share, beginning of period	$11.21		$11.42
Change in unrealized gains and losses on mortgage securities classified as available-for-sale	(0.20)		0.11
Change in unrealized gains and losses on interest rate swap agreements designated as cash flow hedges of:
Secured borrowings	0.19		(0.10)
Unsecured borrowings	–		(0.17)
	(0.01)	(0.1)%	(0.16)	(1.4)%
Capital transactions:
Dividend distributions in excess of earnings	(0.10)	(0.9)%	(0.16)	(1.4)%

Book value per common share, end of period	$11.10		$11.10

Decrease in book value per common share during the indicated periods	$(0.11)	(1.0)%	$(0.32)	(2.8)%

Nearly all of Capstead’s residential mortgage investments and all interest rate swap agreements are reflected at fair value on the Company’s balance sheet and related unrealized gains and losses are included in the calculation of book value per common share.  The Company’s borrowings, however, are not reflected at fair value on the balance sheet.  Fair value is impacted by market conditions, including changes in interest rates, and the availability of financing at reasonable rates and leverage levels, among other factors.  The Company’s investment strategy attempts to mitigate these risks by focusing on investments in agency-guaranteed residential mortgage pass-through securities, which are considered to have little, if any, credit risk and are collateralized by ARM loans with interest rates that reset periodically to more current levels, generally within five years.  Because of these characteristics, the fair value of the Company’s portfolio is less vulnerable to significant pricing declines caused by credit concerns or rising interest rates compared to leveraged portfolios containing a significant amount of non-agency-guaranteed securities or agency-guaranteed securities backed by longer-duration ARM or fixed-rate loans.

Management Remarks

Commenting on current operating and market conditions, Phillip A. Reinsch, President and Chief Executive Officer, said, “Core earnings for the third quarter were negatively impacted by higher mortgage prepayment levels driven by higher refinancing activity as well as seasonal factors.  This contributed to $3.0 million in higher investment premium amortization compared to the second quarter.  We believe the current refinancing wave peaked in September, which together with seasonal factors, should provide for lower investment premium amortization in the coming quarters, benefiting portfolio yields and earnings.

“We also expect cash yields to increase at a somewhat faster pace in the coming quarters as coupon interest rates on mortgage loans underlying our portfolio of agency-guaranteed residential ARM securities continue resetting to higher rates based on significantly higher prevailing six- and 12-month interest rate indices.  Our borrowing costs are also benefiting from higher short-term LIBOR rates through higher variable rate swap receipts.  However, market volatility associated with changing expectations regarding Federal Reserve interest rate policy and quarter-end bank balance sheet constraints are putting some upward pressure on unhedged borrowing rates.  This is occurring even as the funding markets remain healthy for financing agency-guaranteed residential mortgage securities.

“We remain confident in and focused on our investment strategy of cost-effectively managing a leveraged portfolio of agency-guaranteed residential ARM securities that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, October 27, 2016 at 9:00 a.m. ET.  The conference call may be accessed by dialing toll free (877) 505-6547 in the U.S., (855) 669-9657 for Canada, or (412) 902-6660 for international callers.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.capstead.com or www.capstead.reit, and an audio archive of the webcast will be available for approximately 60 days.  The audio replay will be available one hour after the end of the conference call through December 28, 2016.  The replay can be accessed by dialing toll free (877) 344-7529 in the U.S., (855) 669-9658 for Canada, or (412) 317-0088 for international callers and entering conference number 10094695.

Statement Concerning Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning.

Forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:

•	changes in general economic conditions;
•	fluctuations in interest rates and levels of mortgage prepayments;
•	the effectiveness of risk management strategies;
•	the impact of differing levels of leverage employed;
•	liquidity of secondary markets and credit markets;
•	the availability of financing at reasonable levels and terms to support investing on a leveraged basis;
•	the availability of new investment capital;
•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;
•	changes in market conditions as a result of Federal Reserve monetary policy or federal government fiscal challenges;
•	deterioration in credit quality and ratings of existing or future issuances of Fannie Mae, Freddie Mac or Ginnie Mae securities;
•	changes in legislation or regulation affecting Fannie Mae, Freddie Mac, Ginnie Mae, the Federal Home Loan Bank system and similar federal government agencies and related guarantees;
•	changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940;
•	other changes in legislation or regulation affecting the mortgage and banking industries; and
•	increases in costs and other general competitive factors.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein.  It is not possible to identify all of the risks, uncertainties and other factors that may affect future results.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.  Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except ratios, pledged and per share amounts)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Residential mortgage investments ($13.09 and $13.54 billion pledged at September 30, 2016 and December 31, 2015, respectively)	$13,582,323	$14,154,737
Cash collateral receivable from interest rate swap counterparties	73,191	50,193
Interest rate swap agreements at fair value	2,501	7,720
Cash and cash equivalents	83,697	54,185
Receivables and other assets	164,102	179,531
	$13,905,814	$14,446,366
Liabilities
Secured borrowings	$12,431,839	$12,958,394
Interest rate swap agreements at fair value	46,954	26,061
Unsecured borrowings	98,065	97,986
Common stock dividend payable	22,687	25,979
Accounts payable and accrued expenses	36,159	39,622
	12,635,704	13,148,042
Stockholders’ equity
Preferred stock - $0.10 par value; 100,000 shares authorized: 7.50% Cumulative Redeemable Preferred Stock, Series E, 8,204 and 8,156 shares issued and outstanding ($205,107 and $203,902 aggregate liquidation preferences) at September 30, 2016 and December 31, 2015, respectively	198,331	197,172
Common stock - $0.01 par value; 250,000 shares authorized: 95,989 and 95,825 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	960	958
Paid-in capital	1,296,550	1,310,563
Accumulated deficit	(346,464)	(346,464)
Accumulated other comprehensive income	120,733	136,095
	1,270,110	1,298,324
	$13,905,814	$14,446,366
Long-term investment capital (consists of stockholders’ equity and unsecured borrowings) (unaudited)	$1,368,175	$1,396,310
Portfolio leverage (secured borrowings divided by long-term investment capital) (unaudited)	9.09:1	9.28:1
Book value per common share (based on common shares outstanding and calculated assuming liquidation preferences for preferred stock) (unaudited)	$11.10	$11.42

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended September 30		Nine Months Ended September 30
	2016	2015	2016	2015
Interest income:
Residential mortgage investments	$49,845	$49,485	$162,654	$158,471
Other	174	88	494	281
	50,019	49,573	163,148	158,752
Interest expense:
Secured borrowings	(26,636)	(22,272)	(80,232)	(61,584)
Unsecured borrowings	(1,970)	(2,122)	(5,923)	(6,367)
	(28,606)	(24,394)	(86,155)	(67,951)
	21,413	25,179	76,993	90,801
Other revenue (expense):
Compensation-related expense	(1,299)	(3,064)	(6,565)	(7,573)
Separation of service charge	(2,740)	–	(2,740)	–
Other general and administrative expense	(1,239)	(1,309)	(3,565)	(3,628)
Miscellaneous other revenue	305	261	1,300	368
	(4,973)	(4,112)	(11,570)	(10,833)
Net income	$16,440	$21,067	$65,423	$79,968

Net income available to common stockholders:
Net income	$16,440	$21,067	$65,423	$79,968
Less preferred stock dividends	(3,846)	(3,809)	(11,515)	(11,339)
	$12,594	$17,258	$53,908	$68,629

Net income per common share:
Basic and diluted	$0.13	$0.18	$0.56	$0.72

Weighted average common shares outstanding:
Basic	95,678	95,530	95,647	95,500
Diluted	95,866	95,721	95,799	95,695

Cash dividends declared per share:
Common	$0.23	$0.26	$0.72	$0.88
Series E preferred	0.47	0.47	1.41	1.41

CAPSTEAD MORTGAGE CORPORATION
QUARTERLY STATEMENTS OF INCOME AND SELECT OPERATING STATISTICS
(unaudited, in thousands, except per share amounts, percentages annualized)

	2016			2015
	Q3	Q2	Q1	Q4	Q3	Q2
Quarterly Statements of Income:
Interest income:
Residential mortgage investments	$49,845	$53,309	$59,500	$57,518	$49,485	$50,341
Other	174	128	192	60	88	99
	50,019	53,437	59,692	57,578	49,573	50,440
Interest expense:
Secured borrowings	(26,636)	(27,014)	(26,582)	(23,937)	(22,272)	(20,098)
Unsecured borrowings	(1,970)	(1,976)	(1,977)	(2,087)	(2,122)	(2,122)
	(28,606)	(28,990)	(28,559)	(26,024)	(24,394)	(22,220)
	21,413	24,447	31,133	31,554	25,179	28,220
Other revenue (expense):
Compensation-related expense	(1,299)	(2,042)	(3,224)	(2,627)	(3,064)	(2,160)
Separation of service charge	(2,740)	–	–	–	–	–
Other general and administrative expense	(1,239)	(1,157)	(1,169)	(1,170)	(1,309)	(1,170)
Miscellaneous other revenue	305	382	613	600	261	54
	(4,973)	(2,817)	(3,780)	(3,197)	(4,112)	(3,276)
Net income	$16,440	$21,630	$27,353	$28,357	$21,067	$24,944
Net income per diluted common share	$0.13	$0.19	$0.25	$0.26	$0.18	$0.22
Core earnings per diluted common share (a)	$0.16
Average diluted common shares outstanding	95,866	95,786	95,745	95,718	95,721	95,689
Select Operating Statistics:
Average portfolio outstanding (cost basis)	$13,629,220	$13,837,817	$13,848,718	$14,115,691	$13,884,830	$13,853,972
Average long-term investment capital (“LTIC”)	1,380,006	1,388,476	1,398,088	1,431,338	1,475,333	1,501,740
Investment premium amortization	36,076	33,052	26,011	28,732	34,323	33,057
Constant prepayment rate (“CPR”)	25.80%	23.19%	18.23%	19.62%	23.21%	21.98%
Total financing spreads	0.56	0.64	0.82	0.83	0.66	0.74
Financing spreads on residential mortgage investments, a non-GAAP financial measure	0.62	0.70	0.90	0.90	0.74	0.84
Operating costs as a percentage of LTIC	0.73	0.93	1.26	1.05	1.18	0.89
Return on common equity capital	4.62	6.55	8.58	8.57	5.80	7.02

(a)
Core earnings per diluted common share is a non-GAAP financial measure that differs from the related GAAP measure of net income per diluted common share by excluding the effect of a $2.7 million separation of service charge associated with the July resignation of the Company’s former chief executive as detailed below.  Management believes presenting this metric on a core earnings basis provides useful, comparative information for evaluating the Company’s performance for the current period.  The following reconciles this measure for the three months ended September 30, 2016:

Net income available to common stockholders/net income per diluted common share	$12,594	$0.13
Addback: separation of service charge	2,740	0.03
Core earnings available to common stockholders/core earnings per diluted common share	$15,334	$0.16

CAPSTEAD MORTGAGE CORPORATION
QUARTERLY FINANCING SPREAD ANALYSIS
(annualized)

	2016			2015				2014
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4
Total financing spreads: (a)
Yields on all interest-earning assets	1.45%	1.53%	1.69%	1.62%	1.40%	1.42%	1.66%	1.61%
Borrowing rates on all interest-paying liabilities	0.89	0.89	0.87	0.79	0.74	0.68	0.65	0.63
Total financing spreads	0.56	0.64	0.82	0.83	0.66	0.74	1.01	0.98

Financing spreads on residential mortgage investments, a non-GAAP financial measure:
Cash yields on residential mortgage investments (b)	2.52%	2.50%	2.47%	2.44%	2.42%	2.41%	2.42%	2.43%
Investment premium amortization (b)	(1.06)	(0.96)	(0.75)	(0.81)	(0.99)	(0.95)	(0.72)	(0.77)
Yields on residential mortgage investments	1.46	1.54	1.72	1.63	1.43	1.46	1.70	1.66
Unhedged secured borrowing rates (c)	0.69	0.67	0.65	0.48	0.45	0.41	0.38	0.36
Hedged secured borrowing rates (c)	0.93	0.96	0.93	0.87	0.84	0.77	0.75	0.72
Secured borrowing rates	0.84	0.84	0.82	0.73	0.69	0.62	0.59	0.56
Financing spreads on residential mortgage investments	0.62	0.70	0.90	0.90	0.74	0.84	1.11	1.10

CPR	25.80	23.19	18.23	19.62	23.21	21.98	16.66	17.58

(a)
All interest-earning assets include residential mortgage investments, overnight investments and cash collateral receivable from interest rate swap counterparties.  All interest-paying liabilities include unsecured borrowings and cash collateral payable to interest rate swap counterparties.

(b)
Cash yields are based on the cash component of interest income.  Investment premium amortization is determined using the interest method which incorporates actual and anticipated future mortgage prepayments.  Both are expressed as a percentage calculated on average amortized cost basis for the indicated periods.

(c)
Unhedged borrowing rates represent average rates on secured borrowings, before consideration of related currently-paying interest rate swap agreements.  Hedged borrowing rates represent the average fixed-rate payments made on currently-paying interest rate swap agreements held for portfolio hedging purposes adjusted for differences between LIBOR-based variable-rate payments received on these swaps and unhedged borrowing rates, as well as the effects of any hedge ineffectiveness.  Average fixed-rate swap payments were 0.75%, 0.73% and 0.69% for the third, second and first quarters of 2016, respectively, while the variable-rate payment adjustments equated to 0.18%, 0.23% and 0.24% on average currently-paying swap notional amounts outstanding for the same periods, respectively.  During 2015 fixed-rate swap payments averaged 0.57% while variable-rate payment adjustments averaged 0.24% on average notional amounts outstanding.

Financing spreads on residential mortgage investments, a non-GAAP financial measure, differs from total financing spreads, an all-inclusive GAAP measure, that is based on all interest-earning assets and all interest-paying liabilities.  Management believes that presenting financing spreads on residential mortgage investments provides useful information for evaluating the performance of the Company’s portfolio.  The following reconciles these two measures:

	2016			2015				2014
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4
Total financing spreads	0.56%	0.64%	0.82%	0.83%	0.66%	0.74%	1.01%	0.98%
Impact of yields on other interest-earning assets	0.01	0.01	0.03	0.01	0.03	0.04	0.04	0.05
Impact of borrowing rates on other interest-paying liabilities	0.05	0.05	0.05	0.06	0.05	0.06	0.06	0.07
Financing spreads on residential mortgage investments	0.62	0.70	0.90	0.90	0.74	0.84	1.11	1.10

CAPSTEAD MORTGAGE CORPORATION
FAIR VALUE ANALYSIS
(dollars in thousands, unaudited)

	September 30, 2016					December 31, 2015
	Unpaid Principal Balance	Investment Premiums	Basis or Notional Amount	Fair Value	Unrealized Gains (Losses)	Unrealized Gains (Losses)
Residential mortgage investments classified as available-for-sale: (a)
Fannie Mae/Freddie Mac securities:
Current-reset ARMs	$5,645,483	$170,604	$5,816,087	$5,948,140	$132,053	$161,400
Longer-to-reset ARMs	4,385,376	148,715	4,534,091	4,558,231	24,140	(5,561)
Fixed-rate	8	–	8	8	–	1
Ginnie Mae securities:
Current-reset ARMs	1,754,527	59,226	1,813,753	1,820,112	6,359	6,268
Longer-to-reset ARMs	1,209,736	39,104	1,248,840	1,251,062	2,222	(7,579)
	$12,995,130	$417,649	$13,412,779	$13,577,553	$164,774	$154,529

Interest rate swap agreements: (b)
Secured borrowings-related			$7,850,000	$(3,480)	$(3,068)	$6,576
Unsecured borrowings-related			100,000	(40,973)	(40,973)	(25,010)

(a)
Unrealized gains and losses on residential mortgage securities classified as available-for-sale are recorded as a component of Accumulated other comprehensive income in Stockholders’ equity.  Gains or losses are generally recognized in earnings only if sold.  Residential mortgage securities classified as held-to-maturity with a cost basis of $2 million and unsecuritized investments in residential mortgage loans with a cost basis of $3 million are not subject to fair value accounting and therefore have been excluded from this analysis. Capstead segregates its residential ARM securities based on the average length of time until the loans underlying each security reset to more current rates.

(b)
To help mitigate exposure to higher interest rates, Capstead uses one-month LIBOR-indexed, pay-fixed, receive-variable interest rate swap agreements supplemented with longer-maturity secured borrowings when available at attractive rates and terms.  The Company has also entered into $100 million notional amount of swap agreements with terms coinciding with the 20-year variable-rate terms of the Company’s unsecured borrowings.  Swap positions are designated as cash flow hedges for accounting purposes and carried on the balance sheet at fair value with related unrealized gains or losses reflected as a component of Accumulated other comprehensive income in Stockholders’ equity.  Related hedge ineffectiveness is recognized in Interest expense.

The following reflects Capstead’s portfolio financing-related swap positions, sorted by quarter of swap contract expiration.  Average fixed rates reflect related swap fixed-rate payment requirements and exclude adjustments for hedge ineffectiveness and differences between LIBOR-based variable payments received on these swaps.

Period of Contract Expiration	Swap Notional Amounts	Average Fixed Rates
Fourth quarter 2016 (expired October 1, 2016)	$800,000	0.66%
First quarter 2017	1,000,000	0.72
Second quarter 2017	900,000	0.74
Third quarter 2017	400,000	0.74
Fourth quarter 2017	1,500,000	0.79
First quarter 2018	1,700,000	0.76
Second quarter 2018	600,000	0.79
Third quarter 2018	400,000	0.88
Second quarter 2019	450,000	0.77
Third quarter 2019	100,000	0.68
	$7,850,000

After consideration of portfolio financing-related swap positions, Capstead’s residential mortgage investments and related secured borrowings had durations as of September 30, 2016 of approximately 10½ and 8 months, respectively, for a net duration gap of approximately 2½ months.  Duration is a measure of market price sensitivity to changes in interest rates.  A shorter duration generally indicates less interest rate risk.

CAPSTEAD MORTGAGE CORPORATION
RESIDENTIAL ARM SECURITIES PORTFOLIO STATISTICS
(as of September 30, 2016)
(dollars in thousands, unaudited)

ARM Type	Amortized Cost Basis (a)	Net WAC (b)	Fully Indexed WAC (b)	Average Net Margins (b)	Average Periodic Caps (b)	Average Lifetime Caps (b)	Months To Roll (c)
Current-reset ARMs:
Fannie Mae Agency Securities	$4,132,930	2.64%	2.98%	1.70%	3.18%	9.57%	5.9
Freddie Mac Agency Securities	1,683,157	2.74	3.16	1.82	2.67	9.61	6.9
Ginnie Mae Agency Securities	1,813,753	2.30	2.12	1.51	1.06	8.30	6.3
Residential mortgage loans	1,913	3.80	2.91	2.08	1.63	11.04	4.9
(57% of total)	7,631,753	2.58	2.82	1.68	2.57	9.27	6.2

Longer-to-reset ARMs:
Fannie Mae Agency Securities	2,528,932	2.72	3.18	1.62	3.33	7.73	41.8
Freddie Mac Agency Securities	2,005,159	2.73	3.21	1.66	2.80	7.80	43.0
Ginnie Mae Agency Securities	1,248,840	2.92	2.10	1.51	1.04	7.96	41.3
(43% of total)	5,782,931	2.76	2.95	1.61	2.65	7.80	42.1
	$13,414,684	2.66	2.88	1.65	2.60	8.64	21.7

Gross WAC (rate paid by borrowers) (d)		3.26

(a)
Amortized cost basis represents the Company’s investment (unpaid principal balance plus unamortized investment premiums) before unrealized gains and losses.  At September 30, 2016, the ratio of amortized cost basis to unpaid principal balance for the Company’s ARM holdings was 103.21.  This table excludes $3 million in fixed-rate agency-guaranteed mortgage pass-through securities, residential mortgage loans and private residential mortgage pass-through securities held as collateral for structured financings.

(b)
Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees as of the indicated date. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments.  As such, it is similar to the cash yield on the portfolio which is calculated using amortized cost basis.  Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins as of the indicated date.  Average net margins represent the weighted average levels over the underlying indexes that the portfolio can adjust to upon reset, usually subject to initial, periodic and/or lifetime caps on the amount of such adjustments during any single interest rate adjustment period and over the contractual term of the underlying loans.  ARM securities with initial fixed-rate periods of five years or longer typically have either 200 or 500 basis point initial caps with 200 basis point periodic caps.  Additionally, certain ARM securities held by the Company are subject only to lifetime caps or are not subject to a cap.  For presentation purposes, average periodic caps in the table above reflect initial caps until after an ARM security has reached its initial reset date and lifetime caps, less the current net WAC, for ARM securities subject only to lifetime caps.  At quarter-end, 71% of current-reset ARMs were subject to periodic caps averaging 1.74%; 20% were subject to initial caps averaging 3.55%; 8% were subject to lifetime caps averaging 7.39%; and 1% were not subject to a cap.  All longer-to-reset ARM securities at September 30, 2016 were subject to initial caps.

(c)
Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (“months-to-roll”) (less than 18 months for “current-reset” ARM securities, and 18 months or greater for “longer-to-reset” ARM securities).  After consideration of any applicable initial fixed-rate periods, at September 30, 2016 approximately 89%, 7% and 4% of the Company’s ARM securities were backed by mortgage loans that reset annually, semi-annually and monthly, respectively.  Approximately 80% of the Company’s current-reset ARM securities have reached an initial coupon reset date, while none of its longer-to-reset ARM securities have reached an initial coupon reset date.

(d)
Gross WAC is the weighted average interest rate of the mortgage loans underlying the indicated investments, including servicing and other fees paid by borrowers, as of the indicated balance sheet date.